SCHEDULE I

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE SOLD, TRANSFERRED, ASSIGNED OR HYPOTHECATED UNLESS THERE IS AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT COVERING SUCH SECURITIES, THE SALE IS MADE IN ACCORDANCE WITH RULE 144 UNDER THE ACT, OR THE COMPANY RECEIVES AN OPINION OF COUNSEL FOR THE HOLDER OF THESE SECURITIES REASONABLY SATISFACTORY TO THE COMPANY, STATING THAT SUCH SALE TRANSFER, ASSIGNMENT OR HYPOTHECATION IS EXEMPT FROM THE REGISTRATION AND PROSPECTUS DELIVERY REQUIREMENTS OF SUCH ACT.

        Void after 5:00 p.m., Mountain Standard Time, on June 30, 1999.

                                   DCX, INC.
                         COMMON STOCK PURCHASE WARRANT

      THIS CERTIFIES THAT, for value received, Spencer Edwards, Inc., a Colorado corporation is entitled to purchase the number of Warrant Shares (as that term is defined herein) of Common Stock of DCX, INC., a Colorado corporation, at a price of $2.25 per share ("Warrant Price"), subject to adjustments and all other terms and conditions set forth in this Warrant.

     1. DEFINITIONS. As used herein, the following terms, unless the context otherwise requires, shall have the following meanings:

            (a) "Act" shall mean the Securities Act of 1933, as amended, or any successor federal statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time.

            (b) "Commission" shall mean the Securities and Exchange Commission, or any other Federal agency at the time administering the Act.

            (c) "Common Stock" shall mean shares of the Company's presently or subsequently authorized Common Stock. and any stock into which such Common Stock may hereafter be exchanged.

            (d) "Company" shall mean DCX, INC., a Colorado corporation, and any corporation which shall succeed to or assume the obligations of DCX, INC. under this Warrant.

            (e) "Date of Grant" shall he deemed June 19, 1997.

            (f) "Exercise Date" shall mean the effective date of the delivery of the Notice of Exercise pursuant to Sections 4 and 11 below.


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            (g) "Holder" shall mean any person who shall at the time be the registered holder of this Warrant.

            (h) "Shares" shall mean shares of the Company's Common Stock, as described in the Company's certificate of determination and articles of incorporation.

            (i) "Warrant Shares" shall mean 120,000 shares of the Company's Common Stock which this Warrant entitles the Holder to purchase, provided that the Warrant Shares have become vested as provided in Section 3 hereof.

      2. ISSUANCE OF WARRANT AND CONSIDERATION THEREFOR. This Warrant is issued in consideration of the Holder's agreements set forth in that certain Investment Banking Services Agreement (the "Banking Agreement") of even date between Holder and the Company.

      3. TERM AND ADJUSTMENT TO EXERCISE PRICE.

            (a) The purchase right represented by this Warrant is exercisable only during the period commencing upon the Date of Grant and ending on the earlier of (i) June 30, 1999 or (ii) concurrently with the closing date of a sale of all or substantially all of the Company's assets; a merger of the Company with or into another entity or of an entity with or into the Company following which the voting control of the surviving entity in the merger is ultimately controlled by persons who presently do not own beneficially or otherwise 10 percent or more of the issued and outstanding voting stock of the Company; or sale by existing shareholders of at least 51 percent of the presently issued and outstanding stock of the Company. The foregoing events are collectively referred to as a "change of control." After June 30, 1999 or a change of control, this Warrant shall be of no further force or effect.

            (b) The Warrant Shares shall vest in the Holder 100 percent immediately prior to a change of control.

            (c) Upon the expiration of the Termination Period, as defined in the Banking Agreement, this Warrant may only be exercised as to that portion of Warrant Shares which are then vested and shall be of no further force or effect, nor may it be exercised as to any Warrant Shares as which are not vested. All vesting shall terminate effective upon the expiration of the Termination Period, as defined in the Banking Agreement.

            (d) This Warrant shall otherwise vest as follows:


 NO. OF WARRANT SHARES                 DATE OF VESTING
o     40,000                         June 19, 1997
o     40,000                         September 18, 1997*






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o     40,000                         December 17, 1997

* If Banker produces a research report within three months of the Date of grant, an additional 25,000 Warrants shall vest upon the approval by the Company of the research report. Company agrees that such approval shall not be unreasonably delayed.

      4. METHOD OF EXERCISE AND PAYMENT.

            (a) METHOD OF EXERCISE. Subject to Section 3 hereof and compliance with all applicable Federal and state securities laws, the purchase right represented by this Warrant may be exercised, in whole or in part and from time to time, by the Holder by (i) surrender of this Warrant and delivery of the Notice of Exercise (the form of which is attached hereto as Exhibit A), duly executed, at the principal office of the Company and (ii) payment to the Company of an amount equal to the product of the then applicable Warrant Price multiplied by the number of Shares then being purchased pursuant to one of the payment methods permitted under Section 4(b) below.

            (b) METHOD OF PAYMENT. Payment shall be made either (1) by check made payable to the Company, (2) by cash, or (3) by wire transfer of United States funds for the account of the Company.

            (c) DELIVERY OF CERTIFICATE. In the event of any exercise of the purchase right represented by this Warrant, certificates for the Shares so purchased shall be delivered to the Holder within thirty (30) days of delivery of the Notice of Exercise and, unless this Warrant has been fully exercised or has expired, a new warrant representing the portion of the Shares with respect to which this Warrant shall not then have been exercised shall also be issued to the Holder within such thirty (30) day period.

            (d) NO FRACTIONAL SHARES. No fractional shares shall be issued in connection with any exercise hereunder, but in lieu of such fractional shares the Company shall make a cash payment therefor upon the basis of the fair market value per Share as of the date of exercise.

      5. ADJUSTMENT OF WARRANT PRICE AND NUMBER OF SHARES. In case the Company shall at any time after the Date of Grant (i) subdivide the outstanding shares of its common stock, (ii) combine the outstanding shares of its common stock into a smaller number of shares of common stock, or (iii) issue by reclassification of its shares of common stock other securities of the Company (including any such reclassification in connection with a consolidation or merger in which the Company is the surviving person), the number and kind of shares purchasable upon exercise of this Warrant outstanding immediately prior thereto shall be adjusted so that the Holder shall be entitled to receive at the same aggregate Warrant Price the kind and number of shares of common stock or other securities to the Company which the holder would have owned or have been entitled to receive after the happening of any of the events described above had such Warrant been exercised in full immediately prior to the earlier of the happening of such event or any record date with respect





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



thereto. In the event of any adjustment of the total number of shares of common stock purchasable upon the exercise of this Warrant, the Warrant Price shall be adjusted to be the amount resulting from dividing the number of shares of common stock (including fractional shares of common stock) covered by this Warrant immediately after such adjustment into the total amount payable upon exercise of this Warrant in full immediately prior to such adjustment. An adjustment made pursuant to this Section 5 shall become effective immediately after the effective date of such event retroactive to the record date, if any, for such event. Such adjustment shall be made successively whenever any event listed above shall occur.

      6. COMPLIANCE WITH ACT; TRANSFERABILITY AND NEGOTIABILITY OF WARRANT; INVESTMENT INTENT.

            (a) COMPLIANCE WITH ACT. The Holder, by acceptance hereof agrees that this Warrant and the Shares to be issued upon the exercise hereof are being acquired solely for its own account (or a trust account if the Holder is a trust) and not as a nominee for any other party and not with a view toward the resale or distribution thereof and that it will not offer, sell or otherwise dispose of this Warrant or any Shares to be issued upon the exercise hereof except under circumstances which will not result in a violation of the Act. Upon the exercise of this Warrant, the Holder shall confirm in writing, in a form satisfactory to the Company, that the Shares so issued are being acquired solely for its own account (or a trust account if the Holder is a trust) and not as a nominee for any other party and not with a view toward resale or distribution thereof. This Warrant and the Shares to be issued upon the exercise hereof (unless registered under the Act) shall be imprinted with a legend in substantially the following form:

      THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT") AND ARE "RESTRICTED SECURITIES" AS DEFINED IN RULE 144 PROMULGATED UNDER TEE ACT. THE SECURITIES MAY NOT BE SOLD OR OFFERED FOR SALE OR OTHERWISE DISTRIBUTED EXCEPT (i) IN CONJUNCTION WITH AN EFFECTIVE REGISTRATION STATEMENT FOR THE SHARES UNDER THE ACT OR (ii) IN COMPLIANCE WITH RULE 144, OR (iii) PURSUANT TO AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE ACT.

      In addition, this Warrant and the Shares to be issued upon the exercise hereof shall bear any legends required by the securities laws of any applicable states.

      Any legend endorsed on a certificate pursuant to this Section 6 shall be removed, and the Company shall issue a certificate without such legend to the Holder of such securities if (i) such securities are registered and sold under the Act and a prospectus meeting, the requirements of Section l0 of the Act is available, (ii) such securities are sold or may be sold in compliance with Rule 144(k), or (iii) at the request of any holder, if the holder shall have obtained an opinion of counsel at such holder's expense (which counsel may be counsel to the Company) reasonably acceptable to the Company to the effect that the securities proposed to be disposed of may lawfully be so disposed of





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



without registration, qualification or legend.

            (b) NO TRANSFER. Holder will not dispose of any of the Warrants or the Shares to be issued upon exercise of the Warrants other than (i) in conjunction with an effective registration statement for the Warrants and/or Warrant Shares under the Act, (ii) in compliance with Rule 144 promulgated under the Act or (iii) in compliance with any applicable exemption from registration under the Act and in compliance with applicable state, local or foreign securities laws. It is agreed that the Company will not require opinions of counsel for transactions made pursuant to Rule 144.

            (c) KNOWLEDGE AND EXPERIENCE. Holder (i) has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of such Holder's prospective investment in the Warrants and the Shares to be issued upon exercise of the Warrants; (ii) has the ability to bear the economic risks of such Holder's prospective investment; (iii) has been furr1ished with and has had access to such information as such Holder has considered necessary to make a determination as to the purchase of the Warrants and the Shares to be issued upon exercise of the Warrants together with such additional information as is necessary to verify the accuracy of the information supplied; (iv) has had all questions which have been asked by such Holder satisfactorily answered by the Company; and (v) has not been offered the Warrants and the Shares to be issued upon exercise of the Warrants by any form of advertisement, article, notice or other communication published in any newspaper, magazine, or similar media or broadcast over television or radio, or any seminar or meeting whose attendees have been invited by any such media.

      7.    REGISTRATION RIGHTS.

            (a)   DEFINITIONS.  For purposes of Section 7:

                  (i) The terms "register," "registered," and "registration" refer to a registration effected by preparing and filing a registration statement or similar document in compliance with the Securities Act of 1933, as amended (the "Act"), and the declaration or ordering of effectiveness of such registration statement or document;

                  (ii) The term "Registrable Securities" means (i) the Common Stock issued to the Holder, and (ii) any Common Stock of the Company issued as (or issuable upon the conversation or exercise of any warrant right or other security which is issued as) a dividend or other distribution with respect to, or in exchange for or in replacement of such shares of Common Stock, excluding in all cases, however, any Registrable Securities sold by a person in a transaction in which his rights under this Section 7 are not assigned; and

                  (iii) The term "Holder" means any person owning Registrable Securities or any assignee thereof in accordance with Section 7(k) hereof,

            (b) REGISTRATION OF REGISTRABLE SECURITIES. If (but without any obligation to do so) the Company proposes to register (including for this purpose a registration effected by the Company





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



for shareholders other than the Holders) any of its stock or other securities under the Act in connection with the public offering of such securities on or before March 31, 1998, solely for each (other than a registration relating solely to the sale of securities to participants in the Company's stock plans or agreements, or a registration on any form which does not include substantially the same information as would be required to be included in a registration statement covering the sale of the Registrable Securities), the Company shall, at such time, promptly give each Holder written notice of such registration. Upon the written request of each Holder given within twenty (90) days after mailing of such notice by the Company, the Company shall, subject to the provisions of Section 7(h), cause to be registered under the Act all of the Registrable Securities that each such Holder has requested to be registered; provided, however, that to participate in such registration a Holder must request that all Registrable Securities held by such Holder be included in such registration and provided further that the Holder of at least 50 percent of shares deemed Registrable Securities join in such request.

            (c) OBLIGATIONS OF THE COMPANY. Whenever required pursuant to
Section 7(b) to effect the registration of any Registrable Securities, the Company shall, as expeditiously as reasonably possible:

                  (i) Prepare and file with the SEC a registration statement with respect to such Registrable Securities and use its best efforts to cause such registration statement to become effective, and, upon the request of the Holders of a majority of the Registrable Securities registered thereunder, keep such registration statement effective for the lesser of (i) one hundred twenty (
120) days, or (i) the period of time in which the Holders of such securities have effected the distribution of their Registrable Securities.

                  (ii) Prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Act with respect to the disposition of all securities covered by such registration statement.

                  (iii) Furnish to the Holders such numbers of copies of a prospectus, including a preliminary prospectus, in conformity with the requirements of the Act, and such other documents as they may reasonably request in order to facilitate the disposition of Registrable securities owned by them.

                  (iv) Use its best efforts to register and qualify the securities covered by such registration statement under such other securities or Blue Sky laws of such jurisdictions as shall be reasonably requested by the Holders, provided that the Company shall not be required in connection therewith or as a condition thereto to quality to do business or to file a general consent to service of process in any such states or jurisdictions.

                  (v) In the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the managing





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



underwriter of such offering. Each Holder participating in such underwriting shall also enter into and perform its obligations under such an agreement.

                  (vi) Notify each Holder of Registrable Securities covered by such registration statement at any time when a prospectus relating thereto is required to be delivered under the Act of the happening of any event as a result of which the prospectus included in such registration statement as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing.

            (d) FURNISH INFORMATION. It shall be a condition precedent to the obligations of the Company to take any action pursuant to this Section 7 with respect to the Registrable Securities of any selling Holder that such Holder shall furnish to the Company such information regarding itself, the Registrable Securities held by it, and the intended method of disposition of such securities as shall be required to effect the registration of such Holder's Registrable Securities.

            (e) EXPENSES OF COMPANY REGISTRATION. The Company shall bear and pay all expenses incurred in connection with any registration, filing or qualification of Registrable Securities with respect to the registration pursuant to Section 7(b) including (without limitation) all registration, filing and qualification fees, printers, and accounting fees relating or apportionable thereto, but excluding, underwriting warrants and commissions relating to Registrable Securities and any fees or expenses of separate legal counsel for the Holders.

            (f) UNDERWRITING REQUIREMENTS. In connection with any offering involving an underwriting of shares of the Company's capital stock, the Company shall not be required under Section 7(b) to include any of the Holders' securities in such underwriting unless they accept the terms of the underwriting as agreed upon between the Company and the underwriters selected by it (or by other persons entitled to select the underwriters), and then only in such quantity as the underwriters determine in their sole discretion will not, due to marketing factors, jeopardize the success of the offering by the Company. If the total amount of securities, including Registrable Securities requested by Holders to be included in such offering, exceeds the amount of securities that the underwriters determine in their sole discretion is compatible with the success of the offering, then the Company shall be required to include in the offering only that number of Registrable Securities which the underwriters determine in their sole discretion will not jeopardize the success of the offering (the securities so included to be apportioned pro rata among the Holders according to the total amount of securities entitled to be included therein owned by each Holder or in such other proportions as shall mutually be agreed to by such holders). For purposes of the preceding parenthetical concerning apportionment for any Holder that is a holder of Registrable Securities and is a partnership or corporation the partners' retired partners and shareholders of such holder, or the estates and family members of any such partners and retired partners and any trusts for the benefit of 'any of the foregoing persons shall be deemed to be a single Holder, and any pro rata reduction with respect to such Holder shall he based upon the aggregate amount of the shares carrying registration rights owned by all entities and individuals included in such Holder, as defined in this sentence.





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            (g) WITHDRAWAL RIGHTS AND REALLOCATION. If any Holder disapproves of the terms of any such underwriting, such Holder may elect to withdraw therefrom by written notice to the Company and the underwriter. If shares are withdrawn from registration, or if the number of shares of Registrable Securities was previously reduced due to marketing factors, the Company shall offer to all persons retaining the right to include securities in the registration the right to include additional securities in the registration, with such shares being allocated on a pro rata basis among the Holders of Registrable Securities.

            (h) DELAY OF REGISTRATION. No Holder shall have any right to obtain or seek an injunction restraining or otherwise delaying any such registration as the result of any controversy that might arise with respect to the interpretation or implementation of this Section 7.

            (i) INDEMNIFICATION. In the event any Registrable Securities are included in a registration statement under this Section 7:

                  (i) To the extent permitted by law, the Company will indemnify and hold harmless each Holder, the officers and directors of each Holder, any underwriter (as defined in the Act) for such Holder and each person, if any, who controls such Holder or underwriter within the meaning of the Act or the Securities Exchange Act of 1934, as amended (the "1934 Act"), against any losses, claims, damages, or liabilities (joint or several) to which they may become subject under the Act, the 1934 Act or other federal or state law, insofar as such losses, claims, damages, or liabilities (or actions in respect thereof) arise out of or are based upon any of the following statements, omissions or violations (collectively a "Violation") (i) any untrue statement, or alleged untrue statement of a material fact contained in such registration statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto, (ii) the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statement therein not misleading, or (iii) any violation or alleged violation by the Company of the Act, the 1934 Act, any state securities law or any rule or regulation promulgated under the Act, the 1934 Act or any state securities laws, and the Company will reimburse each such Holder, officer or director, underwriter or controlling person for any legal or other expenses that he or it reasonably incurs in connection with investigating or defending any such loss, claim, damage, liability, or action provided, however, that the indemnity agreement contained in this Section 7(1)(i) shall not apply to amounts paid in settlement of any such loss, claim, damage liability, or action if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld), nor shall the Company be liable in any such case for any such loss, claim damage, liability, or action to the extent that it arises out of or is based upon a Violation that results from reliance upon written information furnished expressly for use in connection with such registration by any such Holder, officer, director, underwriter or controlling person.

                  (ii) To the extent permitted by law each selling Holder will indemnify and hold harmless the Company, each of its directors each to its officers who have signed the registration statement, each person, if any, who controls the Company within the meaning of the Act any underwriter and any Holder selling securities in such registration statement or any of its directors or





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



officers or any person who controls such Holder, against any losses, claims, damages, or liabilities (joint and several) to which the Company or any such director, officer, controlling person, or underwriter or controlling person, or Holder or director, officer or controlling person thereof may become subject, under the Act, the 1934 Act or other federal or state law, insofar as such losses, claims, damages, or liabilities (or action in respect thereto) arise out of or are based upon any Violation, in each case to the extent (and only to the extent) that such Violation results from reliance upon written information furnished by such Holder expressly for use in connection with such registration; and each such Holder will reimburse any legal or other expenses reasonably incurred by the Company or any such director, officer, controlling person underwriter or controlling person, Holder, officer, director or controlling person thereof in connection with investigating or defending any such loss, claim, damage, liability, or action; provided, however, that the indemnity agreement contained in this Section 7(i)(ii) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Holder which consent shall not be unreasonably withheld. Notwithstanding the foregoing, the liability of each Holder under this Section 7(i)(ii) shall be limited in an amount equal to the public offering price of the shares sold by such Holder, unless such liability arises out of or is based on willful conduct of such Holder.

                  (iii) Within a reasonable time after receipt by an indemnified party under this Section 7(i) of notice of the commencement of any action (including any governmental action), such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 7(i), deliver to the indemnifying party a written notice of the commencement hereof and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with counsel mutually satisfactory to the parties; provided, however, that an indemnified party shall have the right to retain its own counsel, with the fees and expenses to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential differing interests between such indemnified party and any other party represented by such counsel in such proceeding. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action if such failure is prejudicial to the indemnifying party, shall relieve such indemnifying party of any liability to the indemnified party under this Section 7(i); but the omission so to deliver written notice to the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than under this Section 7(i).

                  (iv) The obligations of the Company and Holders under this
Section 7(i) shall survive the completion of any offering of Registrable Securities in a registration statement under this Warrant and otherwise.

            (j) REPORTS UNDER SECURITIES EXCHANGE ACT OF 1934. With a view to make available to the Holders the benefits of Rule 144 promulgated under the Act and any other rule or regulation of the SEC that may at any time permit a Holder to sell securities of the Company to the public without registration the Company agrees to:





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



                  (i) make and keep public information available, as those terms are understood and defined in SEC Rule 144,

                  (ii) file with the SEC in a timely manner all reports required of the Company under the Act and the 1934 Act; and

                  (iii) furnish to any Holder, so long as the Holder owns any Registrable Securities, forthwith upon request (i) a written statement by the Company that it has compiled with the reporting requirements of SEC Rule 144
(ii) a copy of the most recent annual or quarterly report of the Company and
(iii) such other information as may be reasonably requested in availing any Holder of any rule or regulation of the SEC which permits the selling of any such securities without registration or pursuant to such form.

            (k) ASSIGNMENT OF REGISTRATION RIGHTS. The rights to register Registrable Securities pursuant to this Section 7 may be assigned by a Holder to a transferee or assignee who acquires the Warrant held by the Holder or all of the Registrable Securities then held by such Holder, provided, in either case, the Company is, within a reasonable time prior to such transfer, furnished with written notice of the name and address of such proposed transferee or assignee and the securities with respect to which such registration rights are being assigned; and provided further that the transferee or assignee of such rights is approved by the Board of Directors of the Company, which approval shall not be withheld for purposes of this Section 7, unless the Board of Directors determines that the transfer or assignment of such rights to the proposed transferee or assignee is not in the best interests of the Company; and provided, further, that such assignment shall be effective only if immediately following such transfer the further disposition of such securities by the transferee or assignee is restricted under the Act and the transferee enters into a written agreement providing that such transferee shall be bound by the provisions of Section 7 of this Warrant.

            (l) LIMITATIONS ON SUBSEQUENT REGISTRATION RIGHTS. From and after the date of this Warrant, the Company shall not, without the prior written consent of the Holders of a majority of the outstanding Registrable Securities, enter into any agreement with any holder or prospective holder of any securities of the Company that would allow such holder or prospective holder to include such securities in any registration under Section 7(b) hereof (unless the terms of such agreement give pro rata treatment to the Holders in the event of any cutback by the underwriter).

            (m) "MARKET STAND-OFF" WARRANT. Each Holder hereby agrees that it shall not, to the extent and during the period of duration specified by the Company and an underwriter of common stock (or other securities) of the Company, which period shall not exceed one hundred eighty (180) days, sell or otherwise transfer or dispose of (other than to transferees who agree to be similarly bound) any registrable Securities after the effective date of registration statement of the Company filed under the Act; provided, however, that all officers and directors of the Company and all other persons with registration rights (whether or not pursuant to this Warrant) enter into similar agreements. In order to enforce the foregoing covenant, the Company may impose stop-transfer instructions with respect to the Registrable Securities of each Holder (and the shares or securities of





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



every other person subject to the foregoing restriction) until the end of such one hundred eighty (180) day period.

            (n) TERMINATION OF COMPANY'S OBLIGATIONS. The rights to register securities granted the Holder pursuant to Section 7(b) shall terminate as to any Holder whose Warrant (i) terminates, (ii) on December 31, 1997, and, in any event (iii) as to any Holder who can sell his/her/its Warrant Shares under the provisions of Rule 144(k) or any other applicable exemption from registration.

      8. RIGHTS OF HOLDERS. No Holder shall be entitled to vote or receive dividends or be deemed the holder of Shares or any other securities of the Company which may at any time be issuable on the exercise of this Warrant for any purpose, nor shall anything contained herein be construed to confer upon the Holder, as such, any of the rights of a shareholder of the Company or any right to vote for the election of directors or upon any matter submitted to shareholders at any meeting thereof or to give or withhold consent to any corporate action (whether upon any recapitalization, issuance of stock, reclassification of stock, consolidation, merger, transfer of assets or otherwise) or to receive notice of meetings, or to receive dividends or subscription rights or otherwise until this Warrant shall have been exercised and the Shares issuable upon exercise hereof shall have become deliverable, as provided herein. The Company shall provide to the Holder all notices and other information which it provides to its stockholders.

      9. REPLACEMENT OF WARRANTS. On receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant and, in the case of loss, theft or destruction, on delivery of an indemnity agreement reasonably satisfactory in form and amount to the Company or, in the case of mutilation, on surrender and cancellation of this Warrant, the Company at its expense shall execute and deliver, in lieu of this Warrant, a new warrant of like tenor.

      10. EXCHANGE OF WARRANT. Subject to the other provisions of this Warrant, on surrender of this Warrant for exchange, properly endorsed and subject to the provisions of this Warrant with respect to compliance with the Act, the Company at its expense shall issue to the Holder a new warrant or warrants of like tenor. in the name of the Holder or as the Holder (on payment by the Holder of any applicable transfer taxes) may direct, for the number of Shares issuable upon exercise thereof.

      11. GOVERNING LAW. This Agreement shall be governed in all respects by the laws of the State of Colorado as such laws are applied to agreements between Colorado residents entered into and to be performed entirely within Colorado.

      12. SURVIVAL. The representations warranties, covenants and agreements made herein shall survive the execution of this Agreement and the closing of the transactions contemplated hereby.

      13. SUCCESSORS AND ASSIGNS. Except as otherwise expressly provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors, assigns, heirs,





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



executors and administrators of the parties hereto.

      14. NOTICES, ETC. All notices and other communications required or permitted hereunder shall be in writing and shall be sent by facsimile, overnight courier or mailed by certified or registered mail, postage prepaid, return receipt requested, to the facsimile number or address shown on the signature pages to this Agreement or to such other facsimile number or address provided to the parties to this Agreement in accordance with this Section 10.5. Such notices or other communications shall be deemed received upon receipt of a confirmation of facsimile receipt or three (3) days after deposit in the mails.

      15. SEVERABILITY. In case any provision of this Agreement shall be declared invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

      16. TITLES AND SUBTITLES. The titles of the sections of this Agreement are for convenience of reference only and are not to be considered in construing this Agreement.

      17. COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument.

DATED:  June 19, 1997


                                   DCX INC., a Colorado corporation


                                    By:  STEPHEN CARREKER
                                       Stephen Carreker, President






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



                             ACCEPTANCE OF WARRANT

      The undersigned hereby accepts this Warrant and agrees to abide by all the terms and conditions hereof. The undersigned further represents and agrees that it is accepting this Warrant for its own account for investment purposes and not with a view to or for sale in connection with a distribution of the Warrant or the Warrant Shares. The undersigned further affirms the representations contained in Section 7 of the Warrant.


                                    WARRANT HOLDER:


                                      SPENCER EDWARDS, INC.


                                    By:  EDWARD H. PRICE
                                    Name:  EDWARD H. PRICE
                                    Title:  PRESIDENT
                                    Date:  JUNE 19, 1997






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


                                   EXHIBIT A

                              NOTICE OF EXERCISE


TO: DCX, INC:

      1. The undersigned Holder of the attached original, executed Common Stock Purchase Warrant hereby elects to exercise its purchase right under such Warrant with respect to Shares. as defined in the Warrant, of DCX, INC.

      2. The undersigned Holder elects to pay the aggregate Warrant Price for such Shares (the "Exercise Shares") in the following manner:

            [   ] by the enclosed cash or check made payable to the Company in the amount
                  of $         , or
                      ---------

            [   ] by wire transfer of United States funds to the account of
                  the Company in the amount of $          , which transfer has
                                                ----------
                  been made before or simultaneously with the delivery of this Notice pursuant to the instructions of the Company.

      3. Please issue a stock certificate or certificates representing the appropriate number of Shares in the name of the undersigned or in such other names as is specified below.

      Name:
           -----------------------------

      Address:
      ----------------------------------

      Tax Identification No.:
                             -----------


                                    HOLDER:




                                    By:
                                       --------------------------------------
Dated:                              Title:
      ------------------------            -----------------------------------




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